Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-231290 on Form S-3 of our report dated March 1, 2021, relating to the consolidated financial statements of Burlington Northern Santa Fe, LLC and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 1, 2021

E-13